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                                                                EXHIBIT 10.14



                           FIRST FEDERAL OF MICHIGAN
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

              (As Amended and Restated Effective January 1, 1995)


               WHEREAS, FIRST FEDERAL OF MICHIGAN, a corporation having its principal offices in the City of Detroit, Michigan (hereinafter referred to as the "Association"), established a Supplemental Executive Retirement Plan (hereinafter referred to as "SERP" or the "Plan"), effective as of December 1, 1984, for certain Management Officers of the Association; and

               WHEREAS, effective May 1, 1989, the Association was reorganized and pursuant to the Agreement and Plan of Reorganization (the "Agreement") established FirstFed Michigan Corporation, a Michigan corporation, as its parent corporation ("FirstFed Michigan"); and

               WHEREAS, the Plan was amended and restated effective as of May 1, 1989 and January 1, 1994; and

               WHEREAS, the Association deems it desirable to further amend and restate the Plan.

               NOW, THEREFORE, the Association hereby further amends and restates the Plan, effective as of January 1, 1995, as follows:

               SECTION 1. PURPOSE. The purpose of this Plan is to provide additional retirement benefits which are payable from the general assets of the Association to Participants in the Retirement Plan (prior to January 1, 1994, certain Management Officers of the Association).
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               SECTION 2.  DEFINITIONS.  Whenever used herein, the following terms shall have the following meanings unless the context requires otherwise:

                           (a)      "Association" means First Federal of
Michigan and on and after May 1, 1989, FirstFed Michigan, if and to the extent authorized by FirstFed Michigan; provided, however, that whenever this Plan indicates that the "Association" may or shall take any action under the Plan, such action shall be taken by First Federal of Michigan for itself and as agent for FirstFed Michigan. Anything herein to the contrary notwithstanding, in the event of the merger of First Federal of Michigan into any other corporation, such corporation shall succeed to all of the rights and responsibilities of First Federal of Michigan hereunder.

                           (b)      "Beneficiary" means the person or persons
designated by a Participant who is or may be entitled to a benefit hereunder, or the Participant's legal representatives if no such person is designated.

                           (c)      "Board of Directors" means the Board of
Directors of the Association.

                           (d)      "Charter One" means Charter One Financial,
Inc.

                           (e)      "Committee" means the Compensation
Committee of the Board of Directors; provided, however, that after the Company Merger Effective Time, those persons who were on the Compensation Committee of the Association on the Company Merger





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Effective Time shall continue to serve as the members of the Compensation
Committee until this Plan is terminated and all amounts payable under the Plan are distributed.

                           (f)      "Company Merger Effective Time" means the
date on which the merger between FirstFed Michigan Corporation and Charter One Financial, Inc. shall become effective, as set forth in Section 1.2 of the Merger Agreement. "Merger Agreement" means the Agreement and Plan of Merger by and between FirstFed Michigan and Charter One.

                           (g)      "Deferred Compensation Plan" means the
First Federal of Michigan Deferred Compensation Plan, if any, as from time to time in effect.

                           (h)      "FirstFed Michigan" means FirstFed Michigan
Corporation.

                           (i)      "Management Officers" means those persons
employed by the Association in capacities such as Chairman of the Board of Directors, President, Executive Vice President, Senior Vice President, First Vice President or Vice President of the Association.

                           (j)      "MIAP" means the First Federal of Michigan
Management Incentive Award Plan, as from time to time amended.

                           (k)      "Participant" means:

                                    (1)     On and after January 1, 1994 and
               prior to the Company Merger Effective Time, any Participant in





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               the Retirement Plan for Salaried Employees of First Federal of
               Michigan; and

                                    (2)     Prior to January 1, 1994, any
               Management Officer who is designated to be a Participant in the Plan as provided in Section 3 hereof.

                           (l)      "Plan" means the First Federal of Michigan
Supplemental Executive Retirement Plan, as described herein or hereafter amended.

                           (m)      "Profit Sharing Plan" means the First
Federal of Michigan Salaried Employees' Profit Sharing Plan, as from time to time amended.

                           (n)      "Retirement Plan" means the Retirement Plan
for Salaried Employees of First Federal of Michigan, as from time to time amended.

               SECTION 3. ELIGIBILITY. On and after January 1, 1994 and prior to the Company Merger Effective Time, all Participants in the Retirement Plan shall be eligible to participate in this Plan.

                           Prior to January 1, 1994, eligibility for
participation shall be limited to those Management Officers who, in the sole discretion of the Committee, are determined to be Participants eligible to receive Awards for a calendar year under MIAP. If the Committee designates a Management Officer to be a Participant eligible to receive an Award from MIAP at any time other than on the 1st day of the calendar year, then such





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Participant shall be deemed to be a Participant in this Plan only as of the date designated by the Committee.

               SECTION 4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee which shall have full and exclusive power to interpret the Plan, to determine the amount and manner of any payments and to adopt such rules and regulations as are necessary for its administration. A member of the Committee who is a Participant shall not vote on any question relating specifically to himself; and, in the event the remaining members of the Committee are unable to come to a determination of any question, the same shall be determined by the Board of Directors. The decisions of the Committee shall be final and conclusive on all persons and the Committee shall not be subject to liability thereon. The Committee may delegate specific responsibilities it assumes under this Plan which are administrative or ministerial in nature by notifying a delegate as to the duties and responsibilities delegated.

               SECTION 5.  BENEFITS.

                           (a)      RETIREMENT BENEFITS.  Except in the event
of termination of this Plan, benefits shall be payable under the Plan only to a Participant who qualifies for a life annuity under the Retirement Plan upon Normal Retirement, Early Retirement, Total and Permanent Disability Retirement or termination of employment, and to his Spouse or designated Beneficiary if such Spouse or designated Beneficiary is paid a survivor annuity under the





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Retirement Plan.  In no event shall any benefits be payable under this Plan under any other circumstances.

               (b) AMOUNT OF BENEFITS. The amount of the benefit payable under the Plan shall be equal to the excess of:

                                    (1)     The benefit which would be payable
               to or on behalf of a Participant under the Retirement Plan (other than Section 13.1(d) thereof) as a life annuity if:

                                        (A)      The limitations contained in
                           Section 415 of the Internal Revenue Code of 1986, as amended from time to time (the "Code") were inapplicable (other than the limitations relative to lump sum payments in Section 4.2(a)(7)(C) and (D) of the Retirement Plan);

                                        (B)      The limitation of "$150,000
                           ($200,000 prior to January 1, 1994), adjusted by the Adjustment Factor" (as defined in the Retirement
                           Plan) on the amount of "Monthly Earnings" and "Compensation" to be taken into account for all Retirement Plan purposes (other than Section 13.1(d) thereof) in any Plan Year were inapplicable; and

                                        (C)      The Participant's "Monthly
                           Earnings" for any Plan Year under the Retirement Plan included, in addition to any "Monthly Earnings" as defined in the Retirement Plan, the amount of any compensation deferred by the Participant in such Plan Year under the Deferred Compensation Plan without regard to: (i) any amount deferred by the Participant under such Plan solely by reason of the Participant being unable to defer such amount under the Profit Sharing Plan due to the limitations contained in Sections 401(k) and 415 of the Code ("Profit Sharing Deferral Amounts"), (ii) any "Automatic Deferral Amounts" under such Plan, (iii) any "Bonus Deferral Amounts" under such Plan, and
                           (iv) any interest earned on such Profit Sharing Deferral Amounts, Automatic Deferral Amounts and Bonus Deferral Amounts; provided, however, that in determining said Monthly Earning there shall continue to be excluded, (v) the amount of any "Award" to any Participant for such Plan Year under MIAP (but not any interest on any such Award), (vi) any amounts allocated to the





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                           Participant under the Profit Sharing Plan for such
                           Plan Year (whether or not the Participant elects a cash payment of such amounts), (vii) any overtime, commissions, or bonuses paid to Participants, and
                           (viii) any amount paid to Participants under the Deferred Compensation Plan.

               over

                                    (2)     The benefit actually payable to the
               Participant as a lifetime annuity under the Retirement Plan (other than any additional benefit payable under Section 13.1(d) thereof).

                           (c)      FORM OF BENEFIT PAYMENTS.  Unless otherwise
elected by a Participant with the consent of his Spouse upon termination of the Plan, the benefit payable to or on behalf of a Participant under Section 5 shall be paid in the form and manner elected by the Participant. If such benefit is payable in the form of a joint and survivor annuity or a pre-retirement spouse's annuity, (1) the provisions of Section 5(b) shall be applied by taking into consideration any adjustment in benefits payable to the Participant under the Retirement Plan by reason of any modification in the application of the Section 5(b)(1)(A) limitations due to the form of benefit elected by the Participant, and (2) the amounts determined by Section 5(b), as so adjusted, shall be converted to the form of benefit elected based upon the same actuarially equivalent factors as used under the Retirement Plan.

                           (d)      BENEFITS UPON TERMINATION OF PARTICIPATION.
If a Participant ceases to be a Participant in the Retirement Plan (in MIAP prior to January 1, 1994), he shall immediately cease to be a Participant in this Plan. Thereafter, the amounts determined





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under Section 5(b)(1)(C) for Plan Years prior to and during the Participant's participation in the Plan (but not thereafter) shall be fixed for purposes of determining his benefit under this Plan, but the amounts determined under
Section 5(b)(1)(A), 5(b)(1)(B) and 5(b)(2) of this Plan shall continue to be adjusted from time to time in accordance with applicable law and the terms of the Retirement Plan, respectively.

                           (e)      BENEFITS UNFUNDED.  The benefits under this
Plan shall be paid by the Association out of its general assets and shall not be funded in any manner. If the Association shall acquire any assets in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that no Participant or beneficiary of the Participant shall have any right with respect to, or claim against, such assets. Such assets shall not be held in any way as collateral security for fulfilling the obligations of the Association under this Agreement, and shall be subject to the claims of creditors of the Association.

                           (f)      ALLOCATION OF PAYMENTS.  In the event
FirstFed Michigan elects to participate in this Plan, First Federal of Michigan shall, after consultation with its actuary, determine the actuarial method and assumptions to be used in determining the amount to be contributed by First Federal of Michigan and FirstFed Michigan and when such amounts shall be paid.

               SECTION 6. RIGHTS OF PARTICIPANTS. The Plan shall not in any manner be liable for or subject to or for the debts of any





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Participant or Beneficiary.  No right or benefit at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind. If a Participant or beneficiary shall attempt to or shall alienate, sell, transfer, assign, pledge or otherwise encumber his rights or benefits under the Plan or any part thereof or if by reason of his bankruptcy or other event such benefits would otherwise be received by anyone else or would not be enjoyed by him, the Committee in its discretion may terminate his interest in any such benefit and hold or apply such benefit to or for the benefit of such person, his spouse, children or other dependents, or any of them as the Committee shall determine.

                           Neither the establishment of this Plan nor any
provisions of the Plan or modifications thereof shall be held or construed as giving any Participant in the Plan the right to be retained in the service of the Association and the Association expressly reserves its right to discharge any such Participant whenever the interests of the Association may so require.

               SECTION 7. REPRESENTATIONS AND WARRANTIES. No Employee shall at any time have a right to be selected to be a Participant in the Plan for any year, nor having been selected as a Participant in a year, to be a Participant in any other year, and no person shall have any authority to enter into any agreement assuring such selection or making any warranty or representation with respect thereto.





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               SECTION 8.  INDEMNIFICATION.  To the extent permitted by
applicable law, the Association shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a member of the Committee, against any and all losses, costs, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Association or its shareholders and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful. This right of indemnification shall not be deemed exclusive of any other rights to which any Committee member may be entitled as a matter of law or otherwise, to the extent permitted by law.

               SECTION 9. AMENDMENT. The Board of Directors shall have the power to amend the Plan or to terminate the Plan at any time; provided, however, that such power shall not affect the obligation





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of the Association to pay the benefits accrued under the Plan to the extent they have been accrued as of the date of any such amendment or termination.

                           Anything in this Plan to the contrary
notwithstanding, effective as of the "Cessation Date" as defined in Section
13.1 of the Retirement Plan, (a) no further benefits shall accrue to any Participant under this Plan; (b) no Participant shall earn any additional Years of Service or Credited Service or have any increase in his Final Average Monthly Earnings taken into account under the Retirement Plan for purposes of determining his accrued benefit under this Plan; (c) no employee who is not a Participant in the Plan on the Cessation Date shall thereafter become a Participant; (d) each Participant who is entitled to a benefit under this Plan as of the Cessation Date shall be fully vested in his benefit under this Plan as of that date; and (e) this Plan shall be terminated.

                           In addition, if as of the Cessation Date the amount
of liability for benefits under the Plan as accrued on the books of the Association for accounting purposes is greater than the Actuarially Equivalent (as hereinafter defined) lump sum value of the accrued benefits of all Participants under the Plan, the excess shall be allocated among those Participants in the Plan who are employed by the Association on the Cessation Date, such allocation to be in the ratio that the lump sum value of such Participant's accrued benefit under the Plan bears to the





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aggregate lump sum value of such accrued benefits under the Plan of all such
Participants.

                           For purposes hereof, the Actuarial Equivalent lump
sum value of a Participant's benefits shall be determined on the basis of the 1984 Unisex Pension Mortality Table and the interest rate assumption adopted by the Pension Benefit Guarantee Corporation as of August 1, 1995 (for valuation of single employer pension plans not receiving a PBGC Notice of Sufficiency) (a 4.75% immediate annuity rate).

                           As of the Cessation Date, each Participant shall be
provided a written notice and a 45-day opportunity to elect, with the consent of his Spouse (if any) by a Qualified Election (consistent with Section 4.5(e)(1) of the Retirement Plan), that the entire present value of his benefits, including any excess amount allocated under this Section 9, shall be distributed to him in the form of an Actuarially Equivalent lump sum. As soon as practical after the Cessation Date, the lump sum value of the benefit payable to any Participant who elects a lump sum payment shall be paid to the Participant. Any Participant who does not elect a lump sum payment within the 45-day period shall be paid his benefit in the form and manner required under
Section 5(c) of the Plan, but any excess amount allocated under this Section 9, shall be paid in a lump sum.

               SECTION 10. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Michigan, where it is made





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and where it shall be enforced.  Any amendment to this Plan shall be valid only if made in the State of Michigan.

               This amended and restated Plan was adopted and approved by resolution of the Board of Directors of FIRST FEDERAL OF MICHIGAN, dated
           August 16        , 1995.
----------------------------

ATTEST:                           FIRST FEDERAL OF MICHIGAN


/s/ W. S. Fambrough               By:     /s/ C. Gene Harling
-----------------------------             --------------------------------
                                          C. Gene Harling
                                     Its: Chairman of the Board, President and
                                          --------------------------------
                                            Chief Executive Officer

                                 CERTIFICATION
                                 -------------

               I,     W. Stanley Fambrough  , Secretary of FIRST FEDERAL OF
MICHIGAN, a corporation having its principal office in the City of Detroit, Michigan, hereby certify that the above is a true and correct copy of the amended and restated Supplemental Executive Retirement Plan as adopted by the
Board of Directors of said Association on        August 16           , 1995.

               IN WITNESS WHEREOF, I have hereunto set my hand and seal this
21st  day of              August        , 1995.
----           -------------------------



                          W. S. Fambrough
                          -----------------------------
                          Secretary





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